EXHIBIT 10.5
                               SEVERANCE AGREEMENT
The following individuals have signed a severance agreement, a copy of which is included herewith as exhibit 10.5:
Gregory M. Bolingbroke, Richard Boehner, John L. Cordani, Stephen Largan, Peter Kukanskis, Michael Siegmund
C/o  MacDermid,  Incorporated
245  Freight  Street
Waterbury,  CT  06702
RE:  Severance  Agreement
Dear                      ,
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I  write  to  confirm  our  agreement regarding severance in the case where your employment with MacDermid is involuntarily terminated without cause (as defined herein) or within two (2) years after a change of control (as defined herein). If your employment with MacDermid is involuntarily terminated without cause then MacDermid will pay you a severance equal to one (1) year's base salary, based upon the then most recent year period. In the alternative, if your employment is involuntarily terminated within two (2) years after a change of control then you will be paid a severance equal to two (2) year's base salary and cash bonus, based upon the then most recent two year period. In order to receive either foregoing severance payment, you will be required to execute MacDermid's standard termination agreement (form attached) containing a full, final general release in favor of MacDermid.
As  used  in  this  agreement,  cause  and  change  of  control  shall  mean:
1.     cause  -
(i) you are convicted of, or plead guilty or nolo contendere to, any crime constituting a felony or involving dishonesty or moral turpitude;
(ii) you engage in any activity that amounts to negligence and that significantly affects the business affairs or reputation of the company;
(iii) you willfully fail to perform your duties, or perform your duties in a grossly negligent manner, which failure or performance continues for twenty
     (20) days after written notice from the company; or
(iv) you violate the company's standard policies, or the law, and such violation creates a substantial liability (actual or potential) for the company.
2.     change  of  control
(i) acquisition by any person or group, except for an employee benefit plan sponsored by the company, of beneficial ownership of 50% or more of the company's voting securities in any combination;
(ii)     the  sale  of  all  or substantially all of the assets of MacDermid, or
(iii) individuals, who as of January 1, 2002 are members of MacDermid's Board of Directors (the "incumbents"), and any additional individuals ("additional directors") who are recommended to become directors by a majority of the incumbents and/or any then previously so recommended and elected additional directors, cease for any reason to constitute a majority of the Board of Directors of MacDermid.
Please indicate your acceptance and agreement by countersigning and returning this letter to my attention.
Sincerely,  Daniel  H.  Leever